As filed with the Securities and Exchange Commission on December 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	75-1825172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

(Address of principal executive offices)

America West 2002 Incentive Equity Plan

US Airways Group, Inc. 2005 Equity Incentive Plan

US Airways Group, Inc. 2008 Equity Incentive Plan

US Airways Group, Inc. 2011 Incentive Award Plan

(Full title of the plans)

Kenneth W. Wimberly, Jr.

Vice President, Deputy General Counsel and Assistant Corporate Secretary

American Airlines Group Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Title of Plan	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	America West 2002 Incentive Equity Plan	413,229	$22.44	$9,272,859	$1,194
Common Stock, par value $0.01 per share	US Airways Group, Inc. 2005 Equity Incentive Plan	3,157,242	$27.72	$87,518,748	$11,272
Common Stock, par value $0.01 per share	US Airways Group, Inc. 2008 Equity Incentive Plan	5,197,443	$6.77	$35,186,690	$4,532
Common Stock, par value $0.01 per share	US Airways Group, Inc. 2011 Incentive Award Plan	5,916,958	$14.98	$88,636,031	$11,416
Total		14,684,872		$220,614,328	$28,415

(1)	Represents 14,684,872 shares of common stock, par value $0.01 per share (the “Common Stock”) of American Airlines Group Inc. (formerly AMR Corporation, the “Registrant”) subject to awards under the following incentive stock plans assumed by Registrant at the effective time of the merger (the “Merger”) of the Registrant’s wholly-owned subsidiary, AMR Merger Sub, Inc., with and into US Airways Group, Inc. (“US Airways Group”): (i) 413,229 shares of the Registrant’s Common Stock issuable pursuant to outstanding but unexercised options granted prior to the Merger under the America West 2002 Incentive Equity Plan as amended through May 23, 2002 (the “2002 Plan”); (ii) 3,157,242 shares of the Registrant’s Common Stock issuable pursuant to outstanding but unexercised options and stock appreciation rights granted prior to the Merger under the US Airways Group, Inc. 2005 Equity Incentive Plan (the “2005 Plan”); (iii) 4,693,445 shares of the Registrant’s Common Stock issuable pursuant to outstanding but unexercised stock appreciation rights and 503,998 shares of Common Stock subject to outstanding stock-settled and cash-settled restricted stock unit awards, in each case, granted prior to the Merger under the US Airways Group, Inc. 2008 Equity Incentive Plan (the “2008 Plan); and (iv) 2,936,506 shares of the Registrant’s Common Stock issuable pursuant to outstanding but unexercised stock appreciation rights and 2,980,452 shares of Common Stock subject to outstanding stock-settled and cash-settled restricted stock unit awards, in each case, granted prior to the Merger under the US Airways Group, Inc. 2011 Incentive Award Plan (the “2011 Plan,” and together with the 2002 Plan, the 2005 Plan and the 2008 Plan, the “US Airways Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under any of the US Airways Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee. With respect to the shares of Common Stock issuable pursuant to outstanding but unexercised options and stock appreciation rights previously granted under the US Airways Plans, pursuant to Rule 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on: (i) the weighted average per share exercise price of $22.44 for the 413,229 shares issuable pursuant to outstanding but unexercised options previously granted under the 2002 Plan, (ii) the weighted average per share exercise price of $27.72 for the 3,157,242 shares issuable pursuant to outstanding but unexercised options and stock appreciation rights previously granted under the 2005 Plan, (iii) the weighted average per share exercise price of $5.13 for the 4,693,445 shares issuable pursuant to outstanding but unexercised stock appreciation rights previously granted under the 2008 Plan and (iv) the weighted average per share exercise price of $7.82 for the 2,936,506 shares issuable pursuant to outstanding but unexercised stock appreciation rights previously granted under the 2011 Plan. With respect to the shares of Common Stock subject to outstanding restricted stock unit awards under the US Airways Plans, pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for all restricted stock unit awards are based on the average of the high and low prices of US Airways Group (the predecessor to the Registrant) common shares as reported on the New York Stock Exchange on December 5, 2013 of $22.035.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) relates to 14,684,872 shares of the Registrant’s Common Stock issuable upon the exercise of options and stock appreciation rights and subject to restricted stock units governed by the terms of (a) the America West 2002 Incentive Equity Plan, as amended through May 23, 2002; (b) the US Airways Group, Inc. 2005 Equity Incentive Plan; (c) the US Airways Group, Inc. 2008 Equity Incentive Plan; and (d) the US Airways Group, Inc. 2011 Incentive Award Plan.

On December 9, 2013, US Airways Group became a wholly-owned subsidiary of the Registrant as a result of the Merger. At the effective time of the Merger, each outstanding share of US Airways Group common stock, par value $0.01 per share, was converted into one share of Common Stock of the Registrant. Following the effective time of the Merger, the Registrant’s name was changed from AMR Corporation to “American Airlines Group Inc.”

At the effective time of the Merger, the US Airways Plans were assumed by the Registrant. As such, the shares registered on this Registration Statement represent awards previously granted and outstanding under the US Airways Plans. Each award outstanding under the US Airways Plans at the effective time of the Merger was assumed by the Registrant and converted into an award referenced by Registrant’s Common Stock subject to the same terms and conditions applicable to the applicable US Airways Group award.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered in accordance with Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Incorporated by reference in this Registration Statement are the following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 20, 2013, as amended by Form 10-K/A, filed on April 16, 2013;

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 filed on April 18, 2013, as amended on June 7, 2013;

(3)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 filed on July 18, 2013;

(4)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 filed on October 17, 2013;

(5)

Current Reports on Form 8-K filed on January 8, 2013, January 9, 2013, January 14, 2013, February 8, 2013, February 14, 2013 (only the report reporting information under Items 1.01, 5.02, 8.01 and 9.01, as amended on February 14, 2013), March 5, 2013, March 8, 2013, March 12, 2013, April 8, 2013, April 12, 2013, May 8, 2013, May 16, 2013, May 30, 2013, June 3, 2013, June 5, 2013, June 7, 2013, June 12, 2013, June 27, 2013 (only the report reporting information under Items 8.01 and 9.01 and the report reporting information under Items 1.01 and 2.03), July 9, 2013, July 24, 2013, July 31, 2013 (only the report reporting information under Items 2.03, 8.01 and 9.01 and the report reporting information under Items 8.01 and 9.01), August 1, 2013, August 7, 2013, August 12, 2014, August 14, 2013, September 9, 2013, September 23, 2013, October 8, 2013, October 23, 2013, November 8, 2013 (only the information reported under Items 8.01 and 9.01), November 12, 2013, November 13, 2013, November 21, 2013, November 27, 2013, November 29, 2013, December 2, 2013 and December 6, 2013;

(6)	The description of the Registrant’s Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in Registrant’s Registration Statement on Form 8-A (Registration No. 001-08400), filed on December 3, 2013, as amended by any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except that any portion of any annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, whether specifically listed above or filed in the future, that is not deemed filed under such provisions shall not be incorporated herein by reference. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporate Law (“DGCL”), as amended, provides in regard to indemnification of directors and officers as follows:

§ 145. Indemnification of officers, directors, employees and agents; insurance

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Article VI of the Registrant’s bylaws provides in regard to indemnification of directors and officers as follows (the Registrant is referred to in the following excerpt as the “Corporation”):

SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a Director or Officer of the Corporation, or is or was a Director or Officer of the Corporation serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the

Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or Officer of the Corporation, or is or was a Director or Officer of the Corporation serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director or Officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a Director or Officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a Committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former Directors and Officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former Director or Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the Officers of the Corporation or officers of another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be.

SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any Director or Officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or Officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or Officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Director or Officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6. Expenses Payable in Advance. Subject to applicable law, expenses (including attorneys’ fees) incurred by a current or former Director or Officer of the Corporation, or a current or former Director or Officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Subject to applicable law, such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise, including pursuant to Section 12 of this Article VI.

SECTION 8. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was a Director or Officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

SECTION 9. Certain Definitions. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VI shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VI), the Corporation shall not be obligated to indemnify any current or former Director or Officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

SECTION 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to Directors and Officers of the Corporation.

Article VII of the Registrant’s certificate of incorporation provides in regard to indemnification of directors and officers as follows (the Registrant is referred to in the following excerpt as the “Corporation”):

SECTION 1. Right of Indemnification; Advancement of Expenses. The Corporation shall indemnify its Directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include, subject to applicable law, the right to be paid by the Corporation for the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

SECTION 2. Employees, Agents and Former Directors and Officers. Subject to applicable law, the Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and former directors and officers of predecessor entities of the Corporation or any of its subsidiaries similar to those conferred in this Article VII to Directors and officers of the Corporation.

SECTION 3. Nonexclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.

SECTION 4. Repeal or Modification. Any repeal or modification of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 102(b)(7) of the DGCL, as amended, provides in regard to the limitation of liability of directors and officers as follows:

(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

* * * *

(7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with § 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

Article VI of the Registrant’s certificate of incorporation provides in regard to limitation of liability of directors and officers as follows (the Registrant is referred to in the following excerpt as the “Corporation”):

No Director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

The Registrant also maintains insurance for its directors and officers against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any director or officer of the Registrant against expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by a director or officer upon a determination that such person acted in good faith. The premiums for such insurance are paid by the Registrant.

Under separate indemnification agreements with the Registrant, each director and certain officers of the Registrant is indemnified against all liabilities relating to his or her position as a director or officer of the Registrant, to the fullest extent permitted under applicable law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title

4.1	America West 2002 Incentive Equity Plan as amended through May 23, 2002 (incorporated by reference to Exhibit 10.1 to US Airways Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.2	US Airways Group, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to US Airways Group, Inc.’s Current Report on Form 8-K filed on October 3, 2005).

4.3	US Airways Group, Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to US Airways Group, Inc.’s Registration Statement on Form S-8 filed on June 30, 2008 (Registration No. 333-152033)).

4.4	US Airways Group, Inc. 2011 Incentive Award Plan (incorporated by reference to Exhibit 4.1 to US Airways Group, Inc.’s Registration Statement on Form S-8 filed on July 1, 2011 (Registration No. 333-175323)).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (reference is made to Exhibit 5.1).

24.1	Powers of Attorney (reference is made to the signature page of this Registration Statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 9th day of December, 2013.

AMERICAN AIRLINES GROUP INC.

By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints W. Douglas Parker and Derek J. Kerr and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the 9th day of December, 2013.

SIGNATURE	TITLE	DATE

/s/ W. Douglas Parker	Director and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
W. Douglas Parker

/s/ Derek J. Kerr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 9, 2013
Derek J. Kerr

/s/ James F. Albaugh	Director	December 9, 2013
James F. Albaugh

/s/ Jeffrey D. Benjamin	Director	December 9, 2013
Jeffrey D. Benjamin

/s/ John T. Cahill	Director	December 9, 2013
John T. Cahill

/s/ Michael J. Embler	Director	December 9, 2013
Michael J. Embler

/s/ Matthew J. Hart	Director	December 9, 2013
Matthew J. Hart

/s/ Thomas W. Horton	Director	December 9, 2013
Thomas W. Horton

/s/ Alberto Ibargüen	Director	December 9, 2013
Alberto Ibargüen

/s/ Richard C. Kraemer	Director	December 9, 2013
Richard C. Kraemer

/s/ Denise M. O’Leary	Director	December 9, 2013
Denise M. O’Leary

/s/ Ray M. Robinson	Director	December 9, 2013
Ray M. Robinson

/s/ Richard P. Schifter	Director	December 9, 2013
Richard P. Schifter

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	America West 2002 Incentive Equity Plan as amended through May 23, 2002 (incorporated by reference to Exhibit 10.1 to US Airways Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.2	US Airways Group, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to US Airways Group, Inc.’s Current Report on Form 8-K filed on October 3, 2005).

4.3	US Airways Group, Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to US Airways Group, Inc.’s Registration Statement on Form S-8 filed on June 30, 2008 (Registration No. 333-152033)).

4.4	US Airways Group, Inc. 2011 Incentive Award Plan (incorporated by reference to Exhibit 4.1 to US Airways Group, Inc.’s Registration Statement on Form S-8 filed on July 1, 2011 (Registration No. 333-175323)).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (reference is made to Exhibit 5.1).

24.1	Powers of Attorney (reference is made to the signature page of this Registration Statement).